Exhibit 5.1

Warner Norcross + Judd LLP
Attorneys at Law
150 Ottawa Avenue NW
Suite 1500
Grand Rapids, Michigan 49503-2832

May 22, 2026

ChoiceOne Financial Services, Inc.
109 East Division
Sparta, Michigan 49345

Re:	ChoiceOne Financial Services, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to ChoiceOne Financial Services, Inc., a Michigan corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"). We are furnishing this opinion at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 12 CFR 229.601(b)(5), in connection with the Registration Statement. The Registration Statement relates to the registration under the Act of the following securities of the Company (together, the "Securities"):

(a)	shares of common stock of the Company, no par value per share ("Common Stock");

(b)	shares of preferred stock of the Company ("Preferred Stock");

(c)	depositary shares representing fractional interests in shares of Preferred Stock ("Depositary Shares"); and

(d)
debt securities of the Company, which may be senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities" and, together with Senior Debt Securities, "Debt Securities");

(e)	warrants to purchase Common Stock, Preferred Stock, or Debt Securities, or any combination of them ("Warrants").

The Securities are being registered for offer and sale from time to time as provided by Rule 415 under the Act in amounts, at prices and on terms to be set forth in one or more prospectus supplements to the prospectus contained in the Registration Statement.

The Senior Debt Securities are to be issued in one or more series under an indenture substantially in the form attached as Exhibit 4.1 to the Registration Statement, coupled with any applicable supplemental indenture, each to be entered into by and among the Company and a trustee to be determined ("Senior Debt Indenture"). The Subordinated Debt Securities are to be issued in one or more series under an indenture substantially in the form attached as Exhibit 4.1 to the Registration Statement, coupled with any applicable supplemental indenture, each to be entered into by and among the Company and a trustee to be determined ("Subordinated Debt Indenture" and, together with the Senior Debt Indenture, "Indentures"). The Depositary Shares are to be issued under deposit agreements, each between the Company and a depositary to be identified in the applicable agreement (each, a "Depositary Agreement"). The Warrants are to be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a "Warrant Agreement").

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents: (i) the Registration Statement, (ii) the form of indenture filed as Exhibit 4.1 to the Registration Statement, (iii) the Amended and Restated Articles of Incorporation of the Company, as in effect on the date of this letter, (iv) the Bylaws of the Company, as in effect on the date of this letter, (v) certain resolutions of the board of directors of the Company relating to the issuance of the Securities and the filing of the Registration Statement, (vi) a certificate executed by the Secretary of the Company and (vii) such other documents, corporate records and instruments as we have deemed necessary or appropriate in connection with providing this letter.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation, that: (i) the Indentures and each Depositary Agreement and Warrant Agreement and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the Securities will be duly authorized, executed and delivered by the parties to such agreements (such Indentures, agreements and documents, collectively, the "Operative Agreements"), (ii) each Operative Agreement, when so authorized, executed and delivered, will be a valid and legally binding obligation of the parties thereto, and (iii) any Operative Agreement and the Securities will be governed by the laws of the State of Michigan.

With respect to the Securities of a particular series or issuance, we have assumed that: (i) the issuance, sale, number or amount, as the case may be, and the terms of the Securities to be offered from time to time, will be duly authorized and established in accordance with the organizational documents of the Company, the laws of the State of Michigan, any applicable Operative Agreement, and any other applicable law, (ii) prior to the issuance of a series of Preferred Stock, an appropriate certificate of designation or board resolution relating to such series of Preferred Stock will have been duly authorized by the Company and filed with the appropriate governmental agency, (iii) the Securities will be duly authorized, executed, issued and delivered by the Company against payment by the purchaser at the agreed-upon consideration and, in the case of Debt Securities, Depositary Shares and Warrants, duly authenticated or delivered by the applicable other party (trustee, agent, financial institution or other appropriate other party), in each case, (iv) the Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement, (v) the Registration Statement and any amendments thereto will have become effective under the Act and any applicable prospectus supplement will have been prepared, delivered and filed in compliance with the Act and (vi) with respect to the issuance of a series of Debt Securities, the Indentures will be qualified under the Trust Indenture Act of 1939, as amended.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.
Upon due authorization by the Company of the issuance and sale of shares of Common Stock, and, if applicable, upon exercise, exchange or conversion of any Security for or into Common Stock in accordance with its terms, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.
Upon due authorization by the Company of the issuance and sale of shares of a series of Preferred Stock, and, if applicable, upon exercise, exchange or conversion of any Security for or into Preferred Stock in accordance with its terms, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.
When the specific terms of a particular issuance of Debt Securities (including any Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by the Company and such Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Debt Securities will be valid and binding obligations of the Company.

4.
When any Depositary Shares are issued and delivered in accordance with the terms of a Depositary Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock, such Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Agreement.

5.
When the specific terms of a particular issuance of Warrants have been duly authorized by the Company and such Warrants have been duly executed, authenticated, issued and delivered, such Warrants will be valid and binding obligations of the Company.

The opinions expressed above as to the binding nature of the Securities may be subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and (iii) public policy considerations which may limit the rights of parties to obtain remedies.

We express no opinion concerning the contents of the Registration Statement (including the prospectus and any prospectus supplement), other than as to the validity of the Securities. We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than the internal laws of the State of Michigan. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date of this opinion, which laws are subject to change.

The opinions expressed above are as of the date of this letter, and we do not assume an obligation to update or supplement those opinions to reflect a fact or circumstance that in the future comes to our attention or a change in law that in the future occurs or becomes effective. This letter is limited to the matters set forth in it, and no opinions are implied or may be inferred beyond those expressly stated above.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Warner Norcross + Judd LLP

By	/s/ Charlie Goode
Charlie Goode, a Partner